Exhibit 10.1
AMENDMENT NO. 3

TO

LOAN AND SECURITY AGREEMENT

This Amendment No. 3 to Loan and Security Agreement (this “Amendment”) is dated as of March 25, 2011 (the “Amendment 3 Date”), and is entered into by and between Adept Technology, Inc., a Delaware corporation (the “Borrower”), and Silicon Valley Bank (“Bank”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.
Borrower and Bank have entered into that certain Loan and Security Agreement dated as of May 1, 2009 (as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of June 15, 2010, and Amendment No. 2 to Loan and Security Agreement dated as of December 30, 2010, and as such agreement may be further amended, restated or modified from time to time, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B.
Borrower has informed Bank that it desires modifications to the Loan Agreement to (i) increase the Revolving Line, (ii) remove Borrower’s ability to obtain LIBOR Rate Advances, (iii) add an ability for Borrower to obtain advances secured by the Export-Import Bank of the United States, (iv) modify the covenant structure, (v) adjust the Borrowing Base, (vi) extend the maturity date, and (vii) make certain other changes to the Loan Agreement, in each case as more fully set forth in this Amendment.

C.
Subject to the representations and warranties of Borrower and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement and to make the changes set forth in this Amendment.

Agreement

Now, therefore, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.Amendments to Loan Agreement.

1.1	Section 2.1.1(b) (Termination; Repayment). Section 2.1.1(b) of the Loan Agreement is amended in its entirety to read as follows:

“                 (b)           Termination; Repayment.  The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.  Subject to Section 12.11, Borrower shall have the right to terminate the Revolving Line at any time by delivering written notice to Bank at least 15 days prior to the effective date of termination specified in such notice (the

“Early Termination Date”), provided that on such Early Termination Date, the principal amount of all outstanding Advances, all unpaid interest thereon, and all other Obligations relating to the Revolving Line (including, without limitation, Bank Expenses, the termination fee, the prorated portion of any Unused Revolving Line Facility Fee for the quarter in which termination occurs, and any prepayment amounts expressly provided for in the Loan Documents) shall be immediately due and payable.”

1.2	Section 2.1.2(a) (Letter of Credit Sublimit). Section 2.1.2(a) of the Loan Agreement is amended in its entirety to read as follows:

“                 (a)           As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account.  The aggregate Dollar Equivalent amount utilized for the issuance of Letters of Credit shall at all times reduce the amount otherwise available for Advances under the Revolving Line.  The aggregate Dollar Equivalent amount available to be used for the issuance of Letters of Credit at any time may not exceed the lesser of (a) $2,000,000 and (b) the Availability Amount (where the Availability Amount is calculated without taking into account the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit)).  If, on the Revolving Line Maturity Date or the Early Termination Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the Dollar Equivalent face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.  All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”).  Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.  Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.”

1.3	Section 2.1.4 (Cash Management Services Sublimit). Section 2.1.4 of the Loan Agreement is amended in its entirety to read as follows:

“2.1.4                 Cash Management Services Sublimit.  Borrower may use up to the lesser of (a) $2,000,000 and (b) the Availability Amount (where the Availability Amount is calculated without taking into account any amounts used for Cash Management Services) for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”).  Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

1.4	Section 2.2 (Overadvances). Section 2.2 of the Loan Agreement is amended in its entirety to read as follows:

“2.2                 Overadvances.  If, at any time, (X) the sum of (a) the Dollar Equivalent of the aggregate outstanding principal amount of Advances (including any amounts used for Cash Management Services), plus (b) the Dollar Equivalent value of the aggregate face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds the lesser of the Revolving Line and the Borrowing Base, (Y) the sum of (a) the Dollar Equivalent value of the aggregate face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (b) the FX Reduction Amount, plus (c) any amounts used for Cash Management Services exceeds $2,000,000, or (Z) the sum of all Obligations under (i) this Agreement and (ii) the EXIM Loan Agreement exceeds $10,000,000, then Borrower shall immediately pay to Bank in cash such excess.”

1.5	Section 2.2A (General Provision Relating to the Advances). Section 2.2A of the Loan Agreement is amended in its entirety to read as follows:

“2.2A                 General Provisions Relating to the Advances.  Each Advance shall be in Dollars and shall be in the form of a Prime Rate Advance.”

1.6	Section 2.3(b) (Prime Rate Advances; Payments; Float Charge). Section 2.3(b) of the Loan Agreement is amended in its entirety to read as follows:

“                 (b)           Prime Rate Advances; Payments; Float Charge.  Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Prime Rate plus the applicable Prime Rate Margin.  Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof.  All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.  Payments received after 12:00 p.m., Pacific prevailing time on a Business Day are considered received at the opening of business on the next Business Day.  When a payment shall be due on a day that is not a Business Day, the payment is due on the next Business Day and additional fees and interest shall accrue to such date.  In addition, so long as any principal or interest with respect to any Credit Extension remains outstanding, Bank shall be entitled to charge Borrower a 'float' charge in an amount equal to one Business Day’s interest, at the interest rate applicable to the outstanding Credit Extensions, on all payments received by Bank.  The float charge for each month shall be payable on the last calendar day of the month. Bank shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower's Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.”

1.7	Section 2.3(e) (LIBOR Rate Advances). Section 2.3(e) of the Loan Agreement is amended in its entirety to read as follows:

“                 (e)           [Reserved.]”

1.8	Section 2.4 (Fees). Section 2.4 of the Loan Agreement is amended in its entirety to read as follows:

“2.4                 Fees.  Borrower shall pay to Bank:

(a)           Facility Fee.  A facility fee of $50,000 (the “Facility Fee”), which fee shall be fully earned, non-refundable, due, and payable on the Amendment 3 Date;

(b)           Letter of Credit Fee.  Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a letter of credit fee of 1.25% per annum of the Dollar Equivalent of the face amount of each Letter of Credit issued, which fee shall be due and payable upon the issuance, each anniversary of the issuance during the term of such Letter of Credit, and the renewal of such Letter of Credit by Bank;

(c)           Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to 0.50% per annum of the average unused portion of the Revolving Line, as determined by Bank.  The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved for products provided in connection with Cash Management Services and the FX Reduction Amount.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;

(d)           Collateral Monitoring Fee.  A monthly collateral monitoring fee of $850 per month (the “Collateral Monitoring Fee”) payable in arrears on the last calendar day of each month if Borrower was below the Asset Based Threshold during such month and there was any principal, interest, or Letter of Credit outstanding under the Revolving Line during the month;

(e)           Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses, plus other expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due; and

(f)           Termination Fee.  Subject to the terms of Section 12.11, a termination fee.”

1.9	Section 3.2 (Conditions Precedent to all Credit Extensions). Section 3.2 of the Loan Agreement is amended in its entirety to read as follows:

“3.2                 Conditions Precedent to all Credit Extensions.  Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)           timely receipt of a Notice of Borrowing;

(b)           the representations and warranties in Section 5 shall be true in all material respects on the date of the Notice of Borrowing, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)           in Bank’s sole discretion, there has not been any material impairment in the business, results of operation, financial condition or the prospect of repayment of the Obligations, or there has not been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank; and

(d)           there has not been a Material Adverse Effect (as defined in the EXIM Borrower Agreement).”

1.10	Section 3.4 (Procedures for Borrowing Advances). Section 3.4(a) of the Loan Agreement is amended in its entirety to read as follows:

“                 (a)           Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, each Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank in the form of a Notice of Borrowing, each executed by a Responsible

Officer of Borrower or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.  Bank may rely on any e-mail, fax, or telephone notice given by a person whom Bank believes is a Responsible Officer or designee.  Borrower will indemnify Bank for any loss Bank suffers due to such reliance.  Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time on the requested Funding Date, specifying: (1) the amount of the Advance and (2) the requested Funding Date.”

1.11
Sections 3.5 (Conversion and Continuation Elections), 3.6 (Special Provisions Governing LIBOR Rate Advances), and 3.7 (Additional Requirements/Provisions Regarding LIBOR Rate Advances).  Sections 3.5, 3.6, and 3.7 of the Loan Agreement are here by deleted.

1.12
Section 6.2 (Financial Statements, Reports, Certificates).  The “and” at the end of Section 6.2(g) of the Loan Agreement is deleted, the “.” at the end of Section 6.2(h) of the Loan Agreement is replaced by “; and”, and a new Section 6.2(i) is added to the Loan Agreement as follows:

“                 (i)           quarterly, as soon as available but no later than 30 days after the last day of each calendar quarter, copies of (A) individual invoices equal to or greater than 10% of all outstanding EXIM Eligible Foreign Accounts (as reported at such quarter-end) and (B) individual invoices equal to or greater than 10% of all EXIM Export Orders for such quarter; provided that such invoices need not be provided if there were no advances and no outstandings under the EXIM Loan Agreement during such quarter.”

1.13	Section 6.8 (Financial Covenants). Section 6.8 of the Loan Agreement is amended in its entirety to read as follows:

“6.8                 Financial Covenants.

Borrower shall maintain at all times on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)           Liquidity.  Liquidity of not less than $3,500,000.

(b)           Minimum Three Month Rolling EBITDA.  Measured as of the end of each month during the following period, aggregate EBITDA for the month then ending and the two preceding months of not less than the following:

Period	Minimum Three Month EBITDA
March 2011	$(1,300,000)
April 2011 through September 2011	$(750,000)
October 2011 through December 2011	$(500,000)
January 2012 and thereafter	$1
  “

1.14	Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is amended in its entirety to read as follows:

“7.1                 Dispositions.   Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers of (a) Inventory in the ordinary course of business; (b) obsolete Equipment in the ordinary course of business; (c) any business or property by a Subsidiary to Borrower or to a Guarantor; and (d) non-exclusive licenses for the use of the property of Borrower or Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States.”

1.15	Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement is amended in its entirety to read as follows:

“7.3                 Mergers or Acquisitions.  Except for the merger, consolidation or other combination of a Subsidiary with a Guarantor as part of an Anticipated Liquidation, merge, consolidate, or otherwise combine, or permit any of its Subsidiaries to merge, consolidate, or otherwise combine, with any Person or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of a Person.”

1.16	Section 12.11 (Termination Prior to Revolving Maturity Date). A new Section 12.11 is added to the Loan Agreement as follows:

“12.11                 Termination Prior to Revolving Line Maturity Date.  This Agreement may be terminated by Borrower as provided in Section 2.1.1(b).  Notwithstanding any termination of this Agreement, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If this Agreement is terminated at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to one percent (1.0%) of the Revolving Line, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Bank.”

1.17
Section 13.2 (Definition of “Permitted Liens”). Subsection (f) of the definition of “Permitted Liens” in Section 13.2 of the Loan Agreement is amended to replace the reference to “Section 7.1(e)” with a reference to “Section 7.1(d).”

1.18	Section 13 (Definitions). The following definitions are hereby: (a) to the extent already defined in Section 13.2 of the Loan Agreement, amended in their entirety to read as follows, and (b) to the extent not already defined in that Section, added to Section 13.2 of the Loan Agreement:

““Advance” or “Advances” means an advance (or advances) under the Revolving Line.”

““Amendment 3 Date” is March 25, 2011.”

““Anticipated Liquidations” are the liquidation, dissolution or other termination of the existence of Adept Technology Holdings, Inc., a Delaware corporation, Adept Technology Canada Holding Co., a Nova Scotia unlimited liability company, Adept Technology Canada Co., a Nova Scotia unlimited liability company, Adept MobileRobots LLC, a Delaware limited liability company, Adept InMoTx, Inc., a Delaware corporation, and Adept Global Technologies, a Cayman company (which will be automatically struck from the Cayman Islands Companies Register on March 31, 2011 and thereupon dissolved, pursuant to an application for striking off made prior to the Amendment 3 Date), each if completed within twelve months of the Amendment 3 Date and provided that each of the foregoing entities is dormant at the time of such liquidation, dissolution or other termination of existence.”

““Asset Based Threshold” shall mean an Adjusted Quick Ratio of 1.30 to 1.00.  If Borrower’s Adjusted Quick Ratio is less than 1.30 to 1.00, Borrower is “below” the Asset Based Threshold.  If Borrower’s Adjusted Quick Ratio is not less than 1.30 to 1.00, Borrower is “at or above” the Asset Based Threshold.”

““Bank Entities” is defined in Section 12.9.”

““Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral; and provided, further, that no Eligible Account may be included in the calculation of both this borrowing base and the Foreign Borrowing Base.”

““Credit Extension” is any Advance, EXIM Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

““Early Termination Date” is defined in Section 2.1.1(b).”

““EBITDA” shall mean, for any period of determination, on a consolidated basis with respect to Borrower and its Subsidiaries, (a) Net Income for such period, plus (b) the sum of the following, to the extent deducted in calculating Net Income for such period: (i) Interest Expense, (ii) provision for Federal, state, local and foreign income taxes payable in such period, (iii) depreciation and amortization expenses (including expenses arising from the amortization of existing warrants for Borrower’s capital stock), (iv) non-cash expenses related to stock-based compensation, (v) cash and non-cash expenses related to mergers and acquisitions permissible under Section 7.3 or related to restructuring charges (such cash expenses not to exceed $2,000,000 in the aggregate), (vi) a one-time add-back in an amount up to $1,000,000 with respect to cash acquisition costs incurred by Borrower through June 30, 2011, related to the acquisition of InMoTx, Inc., (vii) any losses arising from or related to foreign currency exposure, and (viii) other non-recurring expenses of Borrower and its Subsidiaries which do not represent cash items in such period or any future period, minus (c) the sum of the following, to the extent included in calculating Net Income for such period: (i) interest income, (ii) extraordinary or non-recurring non-cash income or gains, (iii) any gains arising from or related to foreign currency exposure, (iv) Federal, state, local, and foreign income tax credits, and (v) all other non-cash items.”

““EXIM Advance” is an EX-IM Advance under the EXIM Loan Agreement.”

““EXIM Borrower Agreement” is the EX-IM Borrower Agreement as defined in the EXIM Loan Agreement.”

““EXIM Eligible Foreign Accounts” means EX-IM Eligible Foreign Accounts as defined in the EXIM Loan Agreement.”

““EXIM Export Orders” means Export Orders as defined in the EXIM Loan Agreement.”

“”EX-IM Guarantee Revocation” is defined in Section 2.6 of the EXIM Loan Agreement.”

““EXIM Loan Agreement” is that certain Loan and Security Agreement (EX-IM Loan Facility) between Borrower and Bank dated as of even date herewith.”

““Foreign Borrowing Base” is the Foreign Borrowing Base as defined in the EXIM Loan Agreement.”

““FX Reserve” is the lesser of (a) $200,000 and (b) 10% of the Availability Amount (where the Availability Amount is calculated without taking into account the FX Reduction Amount).”

““Guarantor” is each of Adept Technology International, Ltd., a California corporation, Adept Technology Holdings, Inc., a Delaware corporation, Adept Technology Canada Holding Co., a Nova Scotia unlimited liability company, Adept Technology Canada Co., a Nova Scotia unlimited liability company, Adept InMoTx, Inc., a Delaware corporation, Adept Mobile Robots LLC, a Delaware limited liability company, and any present or future guarantor of the Obligations.”

““Interest Payment Date” means the first day of each month (or, if that day of the month does not fall on a Business Day, then on the first Business Day following such date).”

““Loan Documents” are, collectively, this Agreement, the EXIM Loan Agreement, the Perfection Certificates, the IP Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, any other present or future agreement between Borrower or any Guarantor (or among any Guarantors) for the benefit of Bank (whether or not in connection with this Agreement), all as amended, restated, or otherwise modified.”

““Material Adverse Change” is (a) a Material Adverse Effect (as defined in the EXIM Borrower Agreement, (b) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (c) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (d) a material impairment of the prospect of repayment of any portion of the Obligations; or (e) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6.7 during the next succeeding financial reporting period.”

““Notice of Borrowing” means a Signed Transaction Report that includes a loan request.”

““Perfection Certificate” means each original Perfection Certificate delivered by Borrower or a Guarantor to Bank as described in Section 5.1 of the Loan Agreement or in connection with such Guarantor’s delivery of documentation to Bank causing such Subsidiary to become a guarantor of the Obligations as provided in Section 6.13 of this Agreement, as updated by each additional Perfection Certificate delivered by Borrower or such Guarantor to Bank prior to the date of this Amendment and each Perfection Certificate delivered by Borrower or such Guarantor in connection with this Amendment.”

““Permitted Distributions” means:

(a) distributions or dividends consisting solely of the capital stock of the Person making the distribution or dividend;

(b)      purchases of capital stock (including fractional shares) in connection with stock options, restricted stock, restricted stock units or stock appreciation rights issued under equity incentive plans of the Borrower, including without limitation in connection with cashless exercises, non-vesting or the satisfaction of withholding tax obligations;

(c)      purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations, or business combinations; and

(d)      Forfeitures and cancellations of capital stock issued in connection with acquisitions by Borrower completed prior to the date of this Amendment, pursuant to the indemnification, vesting or other forfeiture terms of the related acquisition agreements.”

““Revolving Line Maturity Date” is March 25, 2013.”

““Revolving Line” is the revolving line of credit provided by Bank to Borrower pursuant to Section 2.1.1(a) in the amount equal to $10,000,000.”

1.19
Exhibit C to Loan Agreement (Form of Compliance Certificate).  Exhibit C to the Loan Agreement is hereby amended in its entirety by deleting it and replacing it with Exhibit C attached to this Amendment.

1.20	Exhibits D (Form of Notice of Borrowing) and E (Form of Notice of Conversion/Continuation) to the Loan Agreement. Exhibits D and E to the Loan Agreement are hereby deleted.

2.	Borrower’s Representations and Warranties.

2.1	Borrower represents and warrants that:

(a)
immediately upon giving effect to this Amendment (i) as updated by reference to the information, if any, set forth on Schedule 2.1(a) and attachments thereto, the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b)	Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)
the certificate of incorporation, bylaws, and other organizational documents of Borrower (i) delivered to Bank in connection with the execution of this Amendment, are true, accurate and complete and continue to be in full force and effect and (ii) delivered to Bank in connection with the execution of the Loan Agreement (except to the extent updates thereof have been delivered to Bank in connection with the execution of this Amendment), remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)
the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)
this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)
as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

2.2
Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the representations and warranties in Section 2.1, and agrees that such reliance is reasonable and appropriate.

3.
Limitation.  The amendments set forth in Section 1 shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.  All other Loan Documents shall continue in full force and effect.  This Amendment is a Loan Document and any breach of this Amendment by Borrower shall be an immediate Event of Default under the Loan Agreement.

4.	Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

4.1
Perfection Certificates.  Updated Perfection Certificates of Borrower and Guarantors, together with the duly executed original signatures thereto, including a detailed listing of all issued and applied for patents and other intellectual property for which registrations have been obtained or applied for owned by Borrower and Guarantors;

4.2
UCC Searches.  Certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released;

4.3
Intellectual Property.  Results of a search of intellectual property owned by Borrower and Guarantors satisfactory to Bank and, if required by Bank, Borrower’s and Guarantor’s execution of one or more Intellectual Property Security Agreements;

4.4
Good Standing Certificates.  A good standing certificate for each Borrower and Guarantor certified by the Secretary of State of the State of Delaware as of a date no earlier than 30 days prior to the Amendment 3 Date;

4.5
Loan Documents.  Borrower and Bank shall have duly executed and delivered this Amendment, the EX-IM Borrower Agreement, and that certain Loan and Security Agreement (EX-IM Loan Facility) dated as of even date herewith;

4.6
Commitment Fees.  Borrower shall have paid Bank a loan fee in the amount of $50,000, which loan fee shall be credited toward the Facility Fee that is due on the Amendment 3 Date pursuant to Section 2.4(a) of the Loan Agreement (as amended hereby);

4.7
Updated Resolutions.  Bank shall have received from Borrower a duly executed Corporate Borrowing Certificate and from each Guarantor a Corporate Guarantor Certificate (in each substantially in the form provided by Bank) or other evidence satisfactory to Bank that Borrower and each Guarantor has adopted authorizing resolutions in form and substance satisfactory to Bank.

4.8	Reaffirmation of Guaranty. Each Guarantor shall have duly executed and delivered to Bank the Reaffirmation of Unconditional Secured Guaranty substantially in the form of Exhibit A to this Amendment.

4.9	Bank Expenses. Borrower shall have paid all Bank Expenses incurred through the date of this Amendment.

5.
Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

6.
Integration.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7.
Governing Law; Venue.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Loan and Security Agreement to be executed as of the Amendment Date.

Borrower:	Adept Technology, Inc.

a Delaware corporation

	By:	Lisa M. Cummins
Vice President, Finance;
Chief Financial Officer

Bank:	Silicon Valley Bank

By: /s/ Kevin Wallace
Printed Name: Kevin Wallace
Title: Relationship Manager

EXHIBIT A

REAFFIRMATION OF UNCONDITIONAL SECURED GUARANTY

(AMENDMENT NO. 3)

This Reaffirmation of Unconditional Secured Guaranty (Amendment No. 3) is entered into as of March 25, 2011, by the undersigned guarantors (the “Guarantors”) in favor of Silicon Valley Bank (“Bank”).

Whereas, Guarantors executed and delivered to Bank that certain Unconditional Secured Guaranty dated as of May 1, 2009 (the “Guaranty”), with respect to the obligations of Adept Technology, Inc. (“Borrower”) under that certain Loan and Security Agreement dated as of May 1, 2009 by and between Borrower and Bank (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

Whereas, Borrower and Bank have now agreed to amend the Loan Agreement to (i) increase the Revolving Line, (ii) remove Borrower’s ability to obtain LIBOR Rate Advances, (iii) add an ability for Borrower to obtain advances secured by the Export-Import Bank of the United States (iv) modify the covenant structure, (v) adjust the Borrowing Base, (vi) extend the maturity date, and (vii) make certain other changes to the Loan Agreement, as described more fully in that certain Amendment No. 3 to Loan and Security Agreement dated as of the date hereof (the “Amendment”); and

Whereas, in connection with the Amendment, the Borrower will execute that certain Loan and Security Agreement (EX-IM Loan Facility) with the Bank dated as of the date hereof (the “EXIM Loan Agreement”).

Whereas, the EXIM Loan Agreement is a Loan Document pursuant to which the Borrower will incur obligations under the Loan Agreement secured by the Guaranty.

Now, therefore, for valuable consideration, receipt of which is acknowledged, Guarantors hereby agree as follows:

1.           Reaffirmation of Guaranty.  Guarantors jointly and severally hereby ratify and reaffirm their own and each other’s obligations under the Guaranty and agree that Guaranty secures the obligations under the EXIM Loan Agreement, that the obligations under the EXIM Loan Agreement are obligations under the Loan Agreement, and that nothing contained in the Amendment or the EXIM Loan Agreement shall impair Guarantors joint or several obligations under the Guaranty or Bank’s rights under the Guaranty.

2.           Continuing Effect and Absence of Defenses.  Each Guarantor acknowledges that the Guaranty is still in full force and effect and that no Guarantor has any defenses, other than actual payment of the guaranteed obligations, to enforcement of the Guaranty.  Each Guarantor waives any and all defenses to enforcement of the Guaranty that might otherwise be available as a result of the Amendment or the EXIM Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation of Unconditional Secured Guaranty (Amendment No. 3) to be executed as of the date first noted above.

ADEPT TECHNOLOGY INTERNATIONAL, LTD., a California corporation		ADEPT TECHNOLOGY HOLDINGS, INC., a Delaware corporation
By:	/s/ Lisa Cummins Lisa Cummins Chief Financial Officer	By:	/s/ Lisa Cummins Lisa Cummins Chief Financial Officer
ADEPT TECHNOLOGY CANADA HOLDING CO., a Nova Scotia unlimited liability company		ADEPT TECHNOLOGY CANADA CO., a Nova Scotia unlimited liability company
By:	/s/ Lisa Cummins Lisa Cummins Chief Financial Officer	By:	/s/ Lisa Cummins Lisa Cummins Chief Financial Officer
ADEPT INMOTX, INC., a Delaware corporation		ADEPT MOBILEROBOTS LLC a Delaware limited liability company
By:	/s/ Lisa Cummins Lisa Cummins Chief Financial Officer	By:	/s/ Lisa Cummins Lisa Cummins Chief Financial Officer

EXHIBIT B INTENTIONALLY OMITTED

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

TO:                             Silicon Valley Bank                                                                                                           Date:

FROM:                      Adept Technology, Inc.

The undersigned authorized officer of Adept Technology, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement dated as of May 1, 2009, by and between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that the financial statements included within these documents are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Transaction Report (incl. A/R & AP Agings)	Weekly, if below Asset Based Threshold*, otherwise Monthly, within 30 days	Yes No
Company prepared financial statement	Monthly, within 30 days	Yes No
Compliance Certificate	Monthly, within 30 days	Yes No
Invoices representing ≥ 10% all outstanding EXIM Eligible Foreign Accounts (as reported at such quarter-end)	Quarterly, within 30 days	Yes No
Invoices representing ≥ 10% of EXIM Export Orders for such quarter	Quarterly, within 30 days	Yes No
Audited Financial Statements	Annually, within 120 days of FYE	Yes No
Board approved financial projections etc.	Annually, upon board approval	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
* weekly Transaction Report only required if there is any principal or interest outstanding under the Revolving Line.
The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)
___________________________________________________________________________________________
___________________________________________________________________________________________

Financial Covenants	Required	Actual	Complies
Maintain at all times:	(ME = Months Ending)
Liquidity	≥ 3,500,000, of which at least $2,000,000 are in the form of Domestic Cash	$_________	Yes No
3-month rolling EBITDA (tested monthly)
ME March 2011---------------------- ≥ $(1,300,000)

ME April 2011
through September 2011-----------≥ $(750,000)

   ME October 2011
   through December 2011------------≥ $(500,000)

ME January 2012 and
thereafter -----------------------------≥ $1

		$_________	Yes No
Asset Based Threshold	Actual	At or Above Threshold?
Adjusted Quick Ratio (AQR) of 1.30:1.00	AQR = ____ : 1.00	Yes No

The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Adept Technology, Inc. By: _________________________ Name: _________________________ Title: _________________________
BANK USE ONLY

Received by: _____________________
authorized signer
Date:     _________________________

Verified: ________________________
authorized signer
Date:                    _________________________

Compliance Status:                                         Yes     No